UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 19, 2008

CNX GAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32723	20-3170639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Penn Center West, Suite 401 Pittsburgh, Pennsylvania	15276
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code:
(412) 200-6700
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Chief Financial Officer
     On February 19, 2008, Mark D. Gibbons, Senior Vice President and Chief Financial Officer of CNX Gas Corporation (the “Company”), left the Company and therefore no longer served as Principal Financial Officer and Principal Accounting Officer as of that date.
     Effective as of February 19, 2008, William J. Lyons, a current director of the Company and Chief Financial Officer of CONSOL Energy, Inc. (CONSOL Energy), the majority shareholder of the Company, will be the Principal Financial Officer and Principal Accounting Officer of the Company. Mr. Lyons is not being compensated by the Company for his services in this role. Mr. Lyons has been Chief Financial Officer of CONSOL Energy since February 2001. From January 1995 until February 2001, Mr. Lyons, age 59, held the position of Vice President—Controller for CONSOL Energy. Mr. Lyons joined CONSOL Energy in 1976. Other than transactions between the Company and CONSOL Energy (and its subsidiaries other than the Company) that have been previously disclosed in the Company’s prior public filings, Mr. Lyons is not a party to any transaction that is required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX GAS CORPORATION

By:	/s/ Nicholas J. DeIuliis

Nicholas J. DeIuliis, President and Chief Executive Officer
Dated: February 25, 2008